Exhibit 99.1

FOR FURTHER INFORMATION CONTACT:

Paul Vincent, VP of Treasury and Investor

Relations, (713) 654-2200

1001 Louisiana St., Suite 2900

Houston, TX 77002

NYSE: SPN

SUPERIOR ENERGY SERVICES ANNOUNCES COMMENCEMENT OF

EXCHANGE OFFER AND CONSENT SOLICITATION FOR SENIOR

NOTES OF SESI, L.L.C.

Houston, January 6, 2020 – Superior Energy Services, Inc. (“Superior Energy”) (NYSE: SPN) today announced that its wholly owned subsidiary, SESI, L.L.C. (“SESI” or the “Issuer”), has commenced an offer to exchange (the “Exchange Offer”) up to $500 million of its $800 million aggregate principal amount of outstanding 7.125% Senior Notes due 2021 (the “Original Notes”) for up to $500 million (the “Exchange Offer Maximum Amount”) of newly issued 7.125% Senior Notes due 2021 (the “New Notes”) and cash as described in the table below.

CUSIP/ISIN	Title of Original Notes	Outstanding Principal Amount	Title of New Notes	Interest Rate of New Notes	Exchange Consideration (per $1,000 of Original Notes)*	Early Participation Premium (per $1,000 of Original Notes)*	Total Consideration (per $1,000 of Original Notes)**	Consent Payment (per $1,000 of Original Notes)
78412FAP9/ US78412FAP99	7.125% Senior Notes due 2021 issued by the Issuer	$800,000,000	7.125% Senior Notes due 2021 issued by the Issuer	7.125%	$950 principal amount of New Notes	$50 principal amount of New Notes	$1,000 principal amount of New Notes	$2.50 cash payment

*	Subject to proration.
**

Includes the Early Participation Premium (as defined below). Any eligible holder who validly tenders after the Early Participation Date (as defined below) will only be entitled to receive the Exchange Consideration (as defined below) in exchange for Original Notes accepted in the Exchange Offer and will not receive the Early Participation Premium. The principal amount of Original Notes tendered by an eligible holder shall be subject to proration to comply with the Exchange Offer Maximum Amount or the Unsuccessful Consent Maximum Amount (as defined below), as applicable.

In consideration for each $1,000 principal amount of Original Notes validly tendered and related consents validly delivered (and not validly withdrawn) at or prior to 5:00 p.m., New York City time, on January 17, 2020, unless extended (such date and time, as it may be extended, the “Early Participation Date”), holders of Original Notes will be eligible to receive $50 principal amount of its New Notes, subject to proration (the “Early Participation Premium”) and $950 principal amount of its New Notes, subject to proration (the “Exchange Consideration”, and together with the Early Participation Premium, the “Total Consideration”), and a cash payment of $2.50 (the “Consent Payment”). In exchange for each $1,000 principal amount of Original Notes validly tendered after the Early Participation Date but at or prior to 11:59 p.m., New York City time, on February 3, 2020, unless extended (such date and time, as it may be extended, the “Expiration Time”), and not validly withdrawn, holders of the Original Notes will be eligible to receive only the Exchange Consideration. The settlement date for the Exchange Offers will occur promptly after the Expiration Time and is expected to be the second business day after the Expiration Time (the “Settlement Date”).

In connection with the Exchange Offer, SESI is also soliciting consents (the “Consent Solicitation” and, together with the Exchange Offer, the “Exchange Offer and Consent Solicitation”) from eligible holders of the Original Notes to amend (the “Proposed Amendment”) the indenture dated December 6, 2011, governing the Original Notes (the “Original Notes Indenture”), upon the terms and subject to the conditions set forth in the Offering Memorandum (as defined below), to amend the lien covenant in the indenture governing the Original Notes (the “Original Notes Indenture”) to permit the issuance of the Superior Secured Notes defined and described below (the “Proposed Amendment”). If the Proposed Amendment is adopted, the Original Notes will be governed by the Original Notes Indenture, as amended by the Proposed Amendment. In order for the Proposed Amendment to the Original Notes Indenture to be adopted, holders of at least a majority of the aggregate principal amount of the Original Notes outstanding must consent to the Proposed Amendment (the “Requisite Consents”), and such consents must be received and not withdrawn prior to the earlier of (i) the Early Participation Date and (ii) the date on which the Requisite Consents are received and the supplemental indenture to the related Original Notes Indenture is executed (the “Withdrawal Deadline”).

The Exchange Offer is conditioned upon the valid tender, by the Expiration Time, of at least $250 million aggregate principal amount of Original Notes; provided, however, that SESI may, in its sole discretion, reduce such amount to $200 million aggregate principal amount to be validly tendered. The Exchange Offer is not conditioned upon receiving the Requisite Consents. However, if the Requisite Consents are not received, the maximum aggregate principal amount of Original Notes that will be accepted and exchanged in the Exchange Offer will be limited to $250 million, subject to proration adjustment, and the Consent Payment will not be made. If (i) the Requisite Consents are received and the principal amount of Original Notes tendered is such that in excess of the Exchange Offer Maximum Amount of New Notes would be issuable if all such tendered Original Notes were accepted in the Exchange Offer, then the principal amount of tendered Original Notes accepted by SESI will be the Exchange Offer Maximum Amount, subject to proration, and (ii) if the Requisite Consents are not received and the principal amount of Original Notes tendered is such that in excess of $250 million aggregate principal of New Notes (the “Unsuccessful Consent Maximum Amount”) would be issuable if all such tendered Original Notes were accepted in the Exchange Offer, then the principal amount of tendered Original Notes accepted by SESI will be the Unsuccessful Consent Maximum Amount, subject to proration.

The Exchange Offer and Consent Solicitation is being conducted in connection with Superior Energy’s previously announced entry into a definitive agreement to divest its U.S. service rigs, coiled tubing, wireline, pressure control, flowback, fluid management and accommodations service lines and combine them with Forbes Energy Services Ltd.’s (OTCQX: FLSS) complementary service lines to create a new, publicly traded consolidation platform for U.S. completion, production and water solutions (the “Combination”). The consummation of the Exchange Offer is a condition of the Combination; however, the consummation of the Combination is not a condition of the Exchange Offer and Consent Solicitation.

Substantially concurrently with the consummation of the Combination, the New Notes will automatically exchange into (1) up to $250 million of 8.000% Senior Second Lien Secured Notes due 2027 to be issued by Spieth Newco, Inc. (“Newco” and such notes, the “Newco Secured Notes”) and (2) only to the extent that the Requisite Consents are received in the Consent Solicitation, in an amount equal to the difference between the aggregate principle amount of the New Notes issued in the Exchange and $250 million, up to an additional $250 million of 8.000% Senior Second Lien Secured Notes due 2027 to be issued by SESI (the “Superior Secured Notes”), subject to adjustment. The indenture governing the Newco Secured Notes will contain restrictive covenants customary for issuances of high-yield secured notes of this type, and the indenture governing the Superior Secured Notes will contain restrictive covenants similar to those contained in the indenture governing SESI’s 7.75% Senior Notes due 2024.

Subsequent to the consummation of the Combination, and assuming the Exchange Offer is fully subscribed, SESI expects to keep the remaining $300 million aggregate principal amount of its Original Notes outstanding. However, if the Combination is not consummated by May 31, 2020 or is earlier terminated or abandoned, the New Notes issued in the Exchange Offer will be automatically exchanged for an equal principal amount of Original Notes to be issued as “Additional Notes” under the Original Notes Indenture.

The New Notes will accrue interest from (and including) the most recent date on which interest has been paid on the Original Notes; provided, that interest will only accrue with respect to the aggregate principal amount of New Notes that an Eligible Holder (as defined below) receives, which, to the extent such Eligible Holder tenders its Original Notes after the Early Participation Date, will be less than the principal amount of Original Notes tendered for exchange. For the avoidance of doubt, to the extent an interest payment date occurs prior to the Settlement Date, Eligible Holders who validly tendered and did not validly withdraw Original Notes in the Exchange Offer and Consent Solicitation will receive accrued and unpaid interest on such interest payment date in respect of such Original Notes.

The Information Agent for the Exchange Offer and Consent Solicitation is:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, New York 10005

Attention: Andrew Beck

Collect: (212) 269-5550

Toll-free: (800) 431-9633

Email: spnv@dfking.com

The Exchange Offer will only be made to, and the Offering Memorandum and other documents relating to the Exchange Offer will only be distributed to, holders who complete and return an eligibility letter confirming that they are (i) “qualified institutional buyers” as defined in Rule 144A under the Securities Act of 1933, as amended (“Securities Act”), or (ii) outside the United States and persons other than “U.S. persons” as defined in Rule 902 under the Securities Act in offshore transactions in compliance with Regulation S, who are “non-U.S. qualified offerees” (as defined in the eligibility letter) (such persons, “Eligible Holders”).

SESI will make the Exchange Offer only to Eligible Holders through, and pursuant to, the terms of a confidential offering memorandum and consent solicitation statement dated as of January 6, 2020 (as it may be amended or supplemented from time to time, the “Offering Memorandum”)). Superior Energy and its affiliates do not and will not make any recommendation as to whether Eligible Holders should exchange or refrain from exchanging their Original Notes. Tenders of the Original Notes in the Exchange Offer and Consent Solicitation may be validly withdrawn at any time at or before the Withdrawal Deadline but will thereafter be irrevocable, even if SESI otherwise extends the Early Participation Date or extends the Exchange Offer and Consent Solicitation beyond the initial Expiration Time, except in certain limited circumstances where additional withdrawal rights are required by applicable law. In the event of termination of the Exchange Offer, the Original Notes tendered will be promptly returned to the tendering holders. Requests for documents may be directed to the Information Agent at the address and telephone numbers provided above. Documents will only be distributed to holders of Original Notes that complete and return an eligibility form at www.dfking.com/spnv confirming that they are Eligible Holders for the purposes of the Exchange Offer and Consent Solicitation.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of the New Notes, Newco Secured Notes or Superior Secured Notes in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In addition, this press release is neither an offer to purchase nor a solicitation of an offer to sell any Original Notes in the Exchange Offer or a solicitation of any consents to the Proposed Amendment. The New Notes, Newco Secured Notes and Superior Secured Notes will not be registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The New Notes, Newco Secured Notes and Superior Secured Notes will only be offered and sold to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons in transactions outside the United States pursuant to Regulation S under the Securities Act.

About Superior Energy

Superior Energy serves the drilling, completion and production-related needs of oil and gas companies worldwide through a diversified portfolio of specialized oilfield services and equipment that are used throughout the economic life cycle of oil and gas wells.

Forward-Looking Statements

All statements in this press release (and oral statements made regarding the subjects of this communication) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside the control of Superior Energy, SESI and Newco, which could cause actual results to differ materially from such statements. Forward-looking information includes, but is not limited to: statements regarding the timing and effect of the Combination; the ability of SESI to satisfy the conditions to the settlement of the Exchange Offer and Consent Solicitation, general market and economic conditions, changes in law and government regulations and other matters affecting the businesses of Superior Energy, SESI or Newco, and the other risks described in the Offering Memorandum.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Superior Energy’s Annual Report on Form 10-K for the year ended December 31, 2018, and those set forth from time to time in Superior Energy’s filings with the Securities and Exchange Commission. Except as required by law, Superior Energy expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

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